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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-42998 and Form S-3 No. 333-74937) of American Airlines, Inc., and in the related Prospectuses, of our reports dated January 16, 2001, except for Note 13, for which the date is March 19, 2001, with respect to the consolidated financial statements and schedule of American Airlines, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.





                                          ERNST & YOUNG LLP


Dallas, Texas
March 22, 2001